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                                                           Exhibit 23.8

               [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]

                CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. under the caption "Experts" and "Business -- Oil and Gas Reserves," and of information contained in our reserve letter dated January 16, 1997, prepared for Lomak Petroleum Inc., in the Registration Statement on Form S-3 and the related Prospectus of Lomak Petroleum Inc.

                                         H.J. GRUY AND ASSOCIATES, INC.

                                              /s/ MARILYN WILSON
                                         ------------------------------
                                                  Marilyn Wilson, P.E.
                                                Chief Operating Officer

Houston, Texas
January 20, 1997